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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LKQ CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	36-4215970
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, Illinois 60602
(Address of Principal Executive Offices)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box.    ☒

        Securities Act registration statement file number to which this form relates: 333-107417.

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
NONE

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        The shares (the "Shares") to be registered hereunder are shares of common stock, par value $.01 per share, of LKQ Corporation (the "Registrant"). A description of the Shares is contained under the heading "Description of Capital Stock" in the prospectus included in the Registrant's registration statement on Form S-1 (Registration No. 333-107417), as amended, filed under the Securities Act of 1933, which description is incorporated herein by reference.

Item 2.    Exhibits.

  1.
  Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(i) to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).

  2.
  Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).

  3.
  Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107417)).

  4.
  Voting Agreement by and among Republic Industries, Inc., the Flynn Group, Dean L. Buntrock and Paul M. Montrone, dated June 19, 1998 (incorporated herein by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107471)).

  5.
  Amendment to Voting Agreement by and among AutoNation, Inc., the Flynn Group, Dean L. Buntrock, PMM LKQ Investments Limited Partnership and PMM LKQ Investments Limited Partnership II, dated May 20, 2003 (incorporated herein by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107471)).

  6.
  Stockholders Agreement by and among LKQ Corporation and certain stockholder signatories thereto dated June 19, 1998 (incorporated herein by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107471)).

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 29, 2003

Sincerely,
LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Name: Victor M. Casini Title: Vice President, General Counsel and Secretary

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES